Exhibit 5.1

August 8, 2013

Iron Mountain Incorporated

745 Atlantic Avenue

Boston, Massachusetts 02111

Ladies and Gentlemen:

We are rendering this opinion in connection with the filing of a post-effective amendment (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333- 189709) (as amended by the Amendment, the “Registration Statement”) by Iron Mountain Incorporated, a Delaware corporation (the “Company”), Iron Mountain Canada Operations ULC, an unlimited liability company under the laws of British Columbia (the “Canadian Issuer”), and the subsidiary guarantor registrants listed in the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

You have provided us with a copy of the Registration Statement, which relates to an indeterminate amount of (i) debt securities of the Company (the “Company Debt Securities”), which may be guaranteed by certain present and future wholly owned domestic subsidiaries of the Company (the “Subsidiary Guarantors” and such guarantees, the “U.S. Guarantees”); (ii) debt securities of the Canadian Issuer (the “Canadian Debt Securities” and together with the Company Debt Securities, the “Debt Securities”), which may be guaranteed by the Company and the Subsidiary Guarantors (the “Canadian Guarantees” and together with the U.S. Guarantees, the “Guarantees”); (iii) shares of common stock, $0.01 par value per share, of the Company (the “Common Shares”); (iv) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Shares”); (v) depositary shares representing fractional interests in the Preferred Shares (the “Depositary Shares”), evidenced by depositary receipts therefor (the “Depositary Receipts”); (vi) warrants to purchase Company Debt Securities, Common Shares, Preferred Shares or Depositary Shares (the “Warrants”); (vii) the Company’s stock purchase contracts (the “Stock Purchase Contracts”) to purchase Common Shares at a future date; and (viii) the Company’s stock purchase units (the “Stock Purchase Units” and, together with the Debt Securities, the Guarantees, the Common Shares, the Preferred Shares, the Depositary Shares and the Stock Purchase Contracts, the “Registered Securities”), consisting of a Stock Purchase Contract and Company Debt Securities or debt obligations of third parties securing the holders’ obligations to purchase the Common Shares under the Stock Purchase Contract, in each case which may be offered from time to time by the Company, the Canadian Issuer (with respect to the Canadian Debt Securities) and/or the Subsidiary Guarantors, as set forth in the final prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more final supplements to the Prospectus (each, a “Prospectus Supplement”).  As described in the Registration Statement and the Prospectus, Registered Securities may be offered in combination with other Registered Securities.  As described in the Prospectus, (i) the Company Debt Securities and, if applicable, the U.S. Guarantees, will be issued in one or more series pursuant to the Senior Subordinated Indenture, dated as of September 23, 2011 (the “2011 Indenture”), among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, or one or more other indentures, substantially in the form of Exhibit 4.5, Exhibit 4.6 or Exhibit 4.7 to the Registration Statement (including the 2011 Indenture, each a “Company

Indenture”), among the Company, any Subsidiary Guarantor party thereto and the trustee party thereto (including The Bank of New York Mellon Trust Company, N.A. and Wells Fargo Bank, National Association, each, a “Trustee”); (ii) the Canadian Debt Securities and, if applicable, the Canadian Guarantees will be issued in one or more series pursuant to one or more indentures, substantially in the form of Exhibit 4.8 to the Registration Statement (each, a “Canadian Indenture” and any Canadian Indenture or any Company Indenture, each, an “Indenture”) among the Canadian Issuer, the Company in its capacity as guarantor, as applicable, the Subsidiary Guarantors and the trustee party thereto (including Wells Fargo Bank, National Association, as Trustee); (iii) the Depositary Shares will be issued in one or more series pursuant to one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the depositary party thereto (each, a “Depositary”); (iv) the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”); (v) the Stock Purchase Contracts will be issued in one or more series pursuant to one or more stock purchase agreements (each, a “Stock Purchase Contract Agreement”) between the Company and a financial institution identified therein as stock purchase contract agent (“Stock Purchase Contract Agent”); and (vi) the Stock Purchase Units will be issued in one or more series pursuant to one or more stock purchase agreements (each, a “Stock Purchase Unit Agreement”) between the Company and a financial institution identified therein as stock purchase unit agent (“Stock Purchase Unit Agent”).  Each Indenture, Depositary Agreement, Warrant Agreement, Stock Purchase Contract Agreement, Stock Purchase Unit Agreement and each underwriting agreement and other agreement or instrument, if any (including, without limitation, a Certificate of Designation relating to the Preferred Shares), that are hereafter required to be filed as an exhibit to the Registration Statement by an amendment thereto or by the filing of a Form 10-K, Form 10-Q or Form 8-K by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, in connection with offerings of Registered Securities are referred to herein as “Related Documents”.

As used in this opinion letter, the term “Convertible Registered Securities” means Registered Securities which are convertible into, exchangeable for or exercisable for other Registered Securities, and the term “Underlying Registered Securities” means any Registered Securities which are issuable upon the conversion, exchange or exercise of Convertible Registered Securities.

In connection with this opinion letter, we have examined and relied upon a copy of the Registration Statement, the Prospectus, the 2011 Indenture and the forms of Indenture filed as exhibits to the Registration Statement.  We have also examined and relied upon originals or copies of such records, agreements and instruments of the Company, the Canadian Issuer and the Subsidiary Guarantors, certificates of public officials and of officers of the Company, the Canadian Issuer and the Subsidiary Guarantors and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions expressed herein.  In rendering such opinions, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies, which facts we have not independently verified.  As to any facts material to the opinions expressed herein, we have relied without independent verification upon certificates of public officials, upon statements of officers or other representatives of the Company, the Canadian Issuer and the Subsidiary Guarantors and statements of fact contained in documents we have examined.

We have necessarily assumed in connection with the opinions expressed below that the terms and conditions of the Registered Securities and any related indentures, agreements and instruments, except to the extent described in the Registration Statement and the Prospectus contained therein, as originally filed, will be, and that any related proceedings of the Company, the Canadian Issuer and any Subsidiary Guarantor conducted after the date hereof will be conducted, (i) in accordance with all applicable laws and the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), and Amended and Restated Bylaws, (ii) in the case of the Canadian Issuer, in accordance with all applicable laws and the Canadian Issuer’s Articles of Association and any other organizational documents, (iii) in the case of the Subsidiary Guarantors, in accordance with all applicable laws and the Subsidiary Guarantors’ charters, bylaws and other organizational documents, and (iv) not in conflict with any contractual or other requirements or restrictions, including without limitation those that may be imposed by any court or governmental body having jurisdiction over the Company, the Canadian Issuer or any Subsidiary Guarantor that are binding on the Company, the Canadian Issuer or any Subsidiary Guarantor.

We have also necessarily assumed in connection with the opinions expressed below that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (ii) a Prospectus Supplement will have been filed with the Commission pursuant to Rule 424 under the Securities Act describing the Registered Securities offered thereby; (iii) the Company’s board of directors (the “Board”), and, if applicable, the Canadian Issuer and/or the Subsidiary Guarantors’ board of directors or other managing body, or a duly authorized committee thereof, shall have duly adopted final resolutions (the “Final Resolutions”) authorizing the issuance and sale of the applicable Registered Securities as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable Related Document and such Final Resolutions shall not have been modified or rescinded; (iv) any Related Documents, other than the Indentures, will be properly filed by an amendment thereto or by the filing of a Form 10-K, Form 10-Q or Form 8-K by the Company under the Exchange Act, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder; (v) evidence of each Registered Security shall have been duly executed, countersigned, authenticated and registered, as required by the applicable Related Document and Final Resolutions for that Registered Security, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor (which shall, in any event, be an amount at least equal to the par value, if any, thereof), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Related Document and Final Resolutions for such Registered Security; (vi) any Underlying Registered Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (vii) with respect to any Common Shares or Preferred Shares offered, or any Convertible Registered Securities as to which Common Shares or Preferred Shares are the related Underlying Registered Securities that, at the time of the issuance thereof, the Company will have a sufficient number of shares of authorized Common Shares or Preferred Shares, as the case may be, under the Certificate that will be unissued and not otherwise reserved for issuance.

To the extent that the obligations of the Company or the Canadian Issuer under a Related Document may be dependent upon such matters, we have assumed for purposes of this opinion that (i) each Trustee, Depositary, Warrant Agent, Stock Purchase Contract Agent and Stock Purchase Unit Agent is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is and will be duly qualified to engage in the activities contemplated by, and has the requisite organizational and legal power and authority to perform its obligations under, each Related Document to which it is a party; (ii) each Trustee, Depositary, Warrant Agent, Stock Purchase Contract Agent and Stock Purchase Unit Agent will be in compliance with all applicable laws and regulations, with respect to acting as a trustee or agent under each applicable Related Document; (iii) each

Related Document will be the valid and binding agreements of each party thereto (other than the Company, the Canadian Issuer or a Subsidiary Guarantor), enforceable against such parties in accordance with their respective terms; and (iv) the laws of The Commonwealth of Massachusetts or the State of New York will be chosen to govern any Indenture, Depositary Agreement, Depositary Shares, Depositary Receipts, Warrant Agreement, Warrants, Stock Purchase Contract Agreement, Stock Purchase Contracts, Stock Purchase Unit Agreement and Stock Purchase Units, and that such choice is and will be legally valid and binding.

We express no opinion herein as to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts, the State of New York, the corporate and limited liability company laws of the State of Delaware, to the extent indicated in this paragraph, and the federal laws of the United States of America, and we express no opinion as to state securities or blue sky laws.  In connection with our opinions herein relating to the General Corporation Law of the State of Delaware (the “Delaware GCL”) and the Delaware Limited Liability Company Act (the “Delaware LLC Act”), we call to your attention that we are not members of the Bar of the State of Delaware, although we are generally familiar with the laws of the State of Delaware pertaining to corporate and limited liability company matters, and, to the extent that conclusions based on the Delaware GCL or Delaware LLC Act are involved in the opinions set forth herein, we have relied in part, in rendering such opinions, upon our examination of the Delaware GCL and the Delaware LLC Act as currently in effect.  Insofar as this opinion involves matters of British Columbia law we have, with your permission, relied solely on the opinion of Blake, Cassels & Graydon LLP dated as of August 8, 2013, a copy of which we understand you are filing herewith as Exhibit 5.2 to the Registration Statement, and our opinions are subject to the exceptions, qualifications and limitations therein expressed.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, and (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:

1.                                      Each series of Debt Securities and the Guarantees, if any, will be validly issued and binding obligations of the Company, the Canadian Issuer and the Subsidiary Guarantors, as applicable, when (i) the applicable Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Form T-1 shall have been filed with the Commission and become effective under the TIA with respect to the Trustee executing the applicable Indenture or any related supplemental indenture; and (ii) the Indenture shall have been duly authorized, executed and delivered by the Company, the Canadian Issuer and/or the Subsidiary Guarantors, as applicable, and a Trustee, and, if applicable, the Registered Securities and the Related Documents in respect of which such Debt Securities are being issued upon conversion, exchange or exercise.  If such Debt Securities are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Debt Securities, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are valid and binding obligations of the Company, as applicable.

2.                                      The Common Shares will be validly issued, fully paid and non-assessable by the Company.  If such Common Shares are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the condition that the Convertible Registered Securities relating to such Common Shares, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are valid and binding obligations of the Company, as applicable.

3.                                      Each series of Preferred Shares will be validly issued, fully paid and non-assessable by the Company when (i) the Board or a duly authorized committee thereof shall have duly adopted Final Resolutions approving a Certificate of Designation setting forth the terms of such series of Preferred Shares, including establishing a sufficient quantity thereof and setting forth the preferences, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, consistent with the Final Resolutions for such series of Preferred Shares; and (ii) the Certificate of Designation shall have been duly executed and filed with and accepted for record by the Department of State of the State of Delaware.  If such Preferred Shares are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Preferred Shares, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are valid and binding obligations of the Company, as applicable.

4.                                      The Depositary Shares will be validly issued, fully paid and non-assessable by the Company and the Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Depositary Agreement, when (i) the conditions set forth in paragraph 3 above with respect to the related Preferred Shares are met; (ii) the Board or a duly authorized committee thereof shall have duly adopted Final Resolutions approving one or more Depositary Agreements, including a form of Depositary Receipt set forth therein or related thereto, relating to such Depositary Shares; (iii) the applicable Depositary Agreement shall have been duly executed and delivered by the Company and the Depositary; (iv) the related Preferred Shares shall have been duly deposited with the Depositary under the Depositary Agreement; and (v) the applicable Depositary Receipts shall have been duly executed by such Depositary as provided in the such Depositary Agreement and the applicable Final Resolutions and issued by such Depositary.

5.                                      The Warrants will be duly authorized and validly issued and binding obligations of the Company when (i) the Board or a duly authorized committee thereof shall have duly adopted Final Resolutions approving one or more Warrant Agreements establishing the terms and conditions of such Warrants; (ii) the applicable Warrant Agreement shall have been duly executed and delivered by the Company and the Warrant Agent, and, if applicable, the Registered Securities and the Related Documents in respect of which such Warrants are being issued upon conversion, exchange or exercise; and (iii) such Warrants shall have been duly executed by the Company, authenticated by the Warrant Agent as provided in the applicable Warrant Agreement and the applicable Final Resolutions, and issued by the Company.

6.                                      The Stock Purchase Contracts will be duly authorized and validly issued and binding obligations of the Company when (i) the Board or a duly authorized committee thereof shall have duly adopted Final Resolutions approving one or more Stock Purchase Contract Agreements; and (ii) the applicable Stock Purchase Contract Agreement shall have been duly executed and delivered by the Company and the Stock Purchase Contract Agent.

7.                                      The Stock Purchase Units will be duly authorized and validly issued and binding obligations of the Company when (i) the Board or a duly authorized committee thereof shall have duly adopted Final Resolutions approving one or more Stock Purchase Unit Agreements; and (ii) the Stock Purchase Unit Agreement shall have been duly executed and delivered by the Company and the Stock Purchase Unit Agent.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

This opinion is rendered to you in connection with the filing of the Registration Statement.  This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (i) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (ii) this opinion may be relied upon by purchasers and holders of the Registered Securities currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP